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                                                                  Exhibit (5)(F)

                          EXPENSE LIMITATION AGREEMENT

                                 AMENDMENT NO. 2



The Expense Limitation Agreement, as amended, made as of 27th day of September, 1999, by and between LSA Variable Series Trust (the "Trust"), on behalf of the Emerging Growth Equity Fund (the "Fund"), and LSA Asset Management LLC (the "Manager") and in effect until April 30, 2001 (the "Agreement") is hereby amended solely for the purpose of extending its duration.

The parties hereto agree that the Agreement and each of its provisions shall continue in effect until April 30, 2002, and may be terminated thereafter by either party hereto, without payment of any penalty, upon 90 days' prior notice in writing to the other party at its principal place of business; provided that, in the case of termination by the Trust, such action shall be authorized by resolution of the Board of Trustees of the Trust.

IN WITNESS WHEREOF, the parties have caused this Amendment No. 2 to the Agreement to be signed by their respective officers thereunto duly authorized, as of the date and year written below.

ATTEST:                                     LSA VARIABLE SERIES TRUST ON BEHALF
                                            OF EMERGING GROWTH EQUITY FUND


                                            By:  /s/ John R. Hunter
                                                 ------------------------------
                                                      John R. Hunter
                                            Title:  President
                                                    ---------------------------


ATTEST:                                     LSA ASSET MANAGEMENT LLC


                                            By:  /s/ David Wolff
                                                 ------------------------------
                                                     David Wolff
                                            Title: Vice President, Investments
                                                   ----------------------------